Hurley & Company
                           Certified Public Accountant



                                          August 19, 1999

Marshall Blonstein
President and CEO
DCC Compact Classics, Inc.
9301 Jordan Avenue, Suite 105
Chatsworth, CA 91311

                                          Re:      DCC Compact Classics, Inc.
                                          File#    0-21114
Dear Sir:

This letter is to confirm that the client-auditor relationship between DCC Compact Classics, Inc. (Commission File Number 0-21114) and Hurley & Company has ceased.


                                            Very Truly Yours,


                                            Hurley & Company




cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, N.W.
         Washington, DC 20549











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